Exhibit 10.1

FORM OF EXCHANGE AND CONSENT AGREEMENT

EXCHANGE AND CONSENT AGREEMENT (this “Agreement”), dated as of November 14, 2016, by and between TetraLogic Pharmaceuticals Corporation, a Delaware corporation, with offices located at 343 Phoenixville Pike, Malvern, PA 19355 (the “Company”), and each of the Noteholders listed on Schedule 1 attached hereto (collectively, the “Noteholders” and each individually, a “Noteholder”).

WHEREAS, the Company has agreed to sell substantially all of its assets relating to the birinapant and SHP-141 (remetinostat) lead molecules to Medivir AB, a company organized under the laws of Sweden (such transaction, the “Asset Purchase”), pursuant to the terms and conditions of that certain asset purchase agreement by and among the Company, its wholly-owned subsidiary TetraLogic Research and Development Corporation and Medivir AB, dated as of November 1, 2016 (the “APA”);

WHEREAS, on June 23, 2014, the Company issued 8.00% Convertible Senior Notes due 2019 (the “Notes”) to certain investors under an indenture, dated as of June 23, 2014 (the “Indenture”);

WHEREAS, each Noteholder currently owns, beneficially or of record, the aggregate principal amount of Notes set forth on Schedule 1 hereto next to such Noteholder’s name, and all rights to interest thereon;

WHEREAS, concurrently herewith, the Company is entering agreements with other holders of Notes (the “Other Noteholders”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the holder of Notes, and proportional changes reflecting the different aggregate principal amount of Notes of such Other Noteholders);

WHEREAS, the Notes listed on Schedule 1 hereto together with the Notes listed on Schedule 1 attached to the Other Agreements collectively represent 100% of all issued and outstanding principal amount of the Notes on the date hereof;

WHEREAS, the Notes have accrued but unpaid interest as of October 31, 2016 in the amount of $1,322,222.49; and

WHEREAS, concurrently with the execution of the APA and as a condition and inducement to its willingness to enter into the APA, the Company has requested that the Noteholders agree, and each of the Noteholders has agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and each Noteholder hereby agree as follows:

1.                                      EXCHANGE OF NOTES.

a.                                      Within three (3) business days of execution of this Agreement (the “Exchange Date”), each Noteholder hereby agrees to, and to direct its nominee to, exchange the aggregate principal amount of Notes set forth for each Noteholder next to such Noteholder’s name under Schedule 1 hereto (collectively, the “Exchanged Notes”) for newly issued shares of convertible participating preferred stock series A of the Company (the “Preferred Stock”), having the designations, rights and preferences set forth in the term sheet attached as Exhibit A hereto (the “Term Sheet”), in the amount of Preferred Stock for each Noteholder set forth opposite such Noteholder’s name on Schedule 1 attached hereto (such shares, the “Exchange Shares”).

b.                                      The Exchange Shares will be issued in a transaction exempt from registration pursuant to Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and will be deemed “restricted” under the Securities Act.

c.                                       Prior to the Exchange Date, the Company shall have caused a certificate of designation for the Exchange Shares substantially in the form attached as Exhibit B hereto reflecting the designations, preferences and rights set forth in the Term Sheet (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware and to be in full force and effect.

d.                                      On the Exchange Date, the Company shall, or shall cause its transfer agent (the “Transfer Agent”) to, credit the number of Exchange Shares to which each Noteholder is entitled hereunder to each Noteholder’s or its designee’s account in accordance with the Deposit/Withdrawal At Custodian (“DWAC”) instructions set forth on Schedule 1 hereto, on the books and records of the Company kept by the Transfer Agent. Upon the Noteholder’s receipt of the Exchange Shares in accordance with the immediately preceding sentence, each Noteholder shall deliver or cause to be delivered to the trustee under the Indenture (the “Trustee”) a DWAC instruction requesting to withdraw the Exchanged Notes from its account.

e.                                       On or prior to the Exchange Date, the Company shall deliver or cause to be delivered to the Trustee an officer’s certificate, certifying the CUSIP, the list of participants and corresponding participant numbers, the date of withdrawal, and the Exchanged Notes to be withdrawn from each participant’s account.

f.                                        Upon confirmation from the Trustee that (i) the Exchanged Notes have been withdrawn from each participant’s account as provided in Section 1.e above, (ii) the Exchanged Notes have been cancelled in accordance with the provisions of the Indenture, and (iii) the Exchange Shares have been credited to the Noteholders in accordance with the DWAC instructions set forth on Schedule 1 hereto, on the books and records of the Company kept by the Transfer Agent, all Exchanged Notes shall have been deemed satisfied and discharged in their entirety and no longer outstanding, in force and in effect.

g.                                       Following consummation of the Note exchange provided in this Section 1, there will remain $41,550,000 in aggregate principal amount of Notes outstanding (the “Remaining Notes”) plus accrued but unpaid interest on all Notes (including the Exchanged Notes) from June 15, 2016 to the Exchange Date (the “Accrued Interest”).  The Remaining Notes of each

Noteholder following consummation of the Note exchange provided in this Section 1 is set forth opposite such Noteholder’s name on Schedule 1 attached hereto.

h.                                      The Company represents and warrants that upon issuance as provided hereunder and under the Certificate of Designation, all Exchange Shares will be duly authorized, validly issued, fully paid and non-assessable.

i.                                          The Company and each Noteholder shall execute and/or deliver such other documents and agreements as are mutually acceptable and take such other actions as are customary, reasonably necessary and mutually acceptable to effectuate the exchange of the Exchanged Notes and issuance of the Exchange Shares under this Section 1.

2.                                      REMAINING NOTES.

a.                                      As soon as practicable following the closing of the Asset Purchase and other transactions contemplated by the APA (the “APA Closing”), but in any event within one (1) business day of the APA Closing, the Company shall pay $12,000,000 in cash (the “Closing Cash Amount”) to the Trustee as paying agent under the Indenture for the benefit of the holders of the Remaining Notes in partial redemption of $12,000,000 in aggregate principal amount of such Remaining Notes (the “Redeemed Notes”) prior to any other payments to the holders of Preferred Stock or Junior Stock (as defined in the Certificate of Designation). Immediately upon such payment, all such redeemed aggregate principal amount of the Redeemed Notes shall be deemed satisfied and discharged in its entirety and no longer outstanding, in force and in effect. The portion of the Closing Cash Amount payable to each Noteholder pursuant to this Section 2(a) is set forth opposite such Noteholder’s name on Schedule 1 attached hereto.

b.                                      The Company shall deliver or cause to be delivered to the Trustee all notices, legal opinions and other officer’s certificates, and shall execute such supplemental indenture as may be necessary to effectuate such partial redemption of the Remaining Notes under the Indenture.

c.                                       The Company and each Noteholder shall execute and/or deliver such other documents and agreements as are mutually acceptable and take such other actions as are customary, reasonably necessary and mutually acceptable to effectuate the partial redemption of the Remaining Notes contemplated by this Agreement, including consenting to any amendments to the Indenture or the entry into of a supplemental indenture to permit such partial redemption.

3.                                      CONSENT AND VOTING.

a.                                      Each Noteholder hereby agrees solely with the Company to vote, or cause to be voted, all shares of Preferred Stock and all shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) owned by such Noteholder, beneficially or of record, or over which such Noteholder has voting control, at any meeting of shareholders or pursuant to any action by written consent of the shareholders of the Company in favor of the Asset Purchase and the consummation of all transactions contemplated by the APA.

b.                                      Each Noteholder hereby consents, and agrees solely with the Company to instruct the Trustee to consent, to the Asset Purchase and the consummation of all transactions contemplated by the APA.

c.                                       The Company hereby agrees that it shall not enter into any amendment or provide any waiver under the APA without the prior written consent of the Noteholders holding, beneficially or of record, a majority in aggregate principal amount of the Notes then outstanding, which consent shall not be unreasonably withheld, conditioned or delayed.

4.                                      ACKNOWLEDGEMENT AND WAIVERS.

a.                                      From and after the consummation of the Note exchange provided under Section 1 above and receipt by each Noteholder of the Exchange Shares hereunder, each Noteholder hereby acknowledges and agrees that:

(i) all amounts due and owing under such Noteholder’s Exchanged Notes shall have been satisfied in full except for the Accrued Interest and that there shall be no other amounts due or owing under such Exchanged Notes or the Indenture with respect to such Exchanged Notes except for the Accrued Interest;

(ii) all obligations other than the obligation to pay Accrued Interest under such Noteholder’s Exchanged Notes and the Indenture with respect to such Exchanged Notes shall have been fully satisfied and discharged; and

(iii) except with respect to the Accrued Interest, it waives any and all rights, title and interests under its Exchanged Notes and under the Indenture with respect to such Exchanged Notes, including without limitation its right to receive any payment of principal or any other amount (other than the Accrued Interest) under such Exchanged Notes.

b.                                      From and after payment by the Company of the Closing Cash Amount, as contemplated in Section 2.a above, each Noteholder hereby acknowledges and agrees that:

(i) all amounts due and owing under the Redeemed Notes shall have been paid in full except for the Accrued Interest and all accrued but unpaid interest on the Remaining Notes from the Exchange Date to the date the Company paid the Closing Cash Amount as provided in Section 2 above (the “Remaining Interest” and, together with the Accrued Interest, the “Interest”) and that there shall be no other amounts due or owing under such Noteholder’s Redeemed Notes or the Indenture with respect to such Redeemed Notes other than the Interest; and

(ii) all obligations other than the obligation to pay Interest under such Noteholder’s Redeemed Notes and the Indenture with respect to such Redeemed Notes shall have been fully satisfied and discharged.

c.                                       From and after the date hereof, each Noteholder hereby conditionally waives with respect to any and all Notes owned by it, beneficially or of record, and agrees to cause its respective nominee(s) as record holder of any Note beneficially owned by it to waive, in each case, subject to the closing of the Asset Purchase:

(i) its right to exercise its right to put its Notes under Article 3 of the Indenture upon the occurrence of any event set forth under clauses (2) and (4) of the definition of Fundamental Change under the Indenture;

(ii) the applicability of the covenants and obligations set forth under Section 5.02 of the Indenture;

(iii) the applicability of the covenants and obligations set forth in Article 6 of the Indenture;

(iv) its rights to receive interest payments in cash under Section 12.01 of the Indenture on June 15 and December 15 of each year and agrees instead that any such interest amounts shall be paid through the issuance of additional notes having the same terms as the Remaining Notes as modified by this Agreement; and

(v) the applicability of any defined terms or Events of Default (as defined in the Indenture) or other terms or covenants under the Indenture related to the waivers set forth above.

d.                                      Each Noteholder hereby conditionally agrees to extend with respect to any and all Remaining Notes owned by it, beneficially or of record, and agrees to cause its respective nominee(s) as record holder of any Remaining Note beneficially owned by it to extend, the maturity of the Remaining Notes to June 15, 2024.

e.                                       In addition, from and after the date hereof, each Noteholder hereby acknowledges and agrees not to declare, or instruct the Trustee to declare, an Event of Default (as defined in the Indenture) or accelerate the payment of any Notes owned by it, beneficially or of record, or to otherwise exercise or instruct the Trustee to exercise any remedy under the Indenture arising from any Event of Default, whether now existing or hereafter arising, until the consummation of the Asset Purchase and other transactions contemplated under the APA or termination of the APA by one or both of the parties thereto in accordance with its terms, in each case, solely, to the extent necessary for the consummation of the Asset Purchase and other transactions contemplated by the APA.

f.                                        The Company shall deliver or cause to be delivered to the Trustee all notices, legal opinions and other officer’s certificates, and shall execute such supplemental indenture as may be necessary to effectuate the waivers and amendments contemplated by this Section 4 to the Indenture.

g.                                       The Company and each Noteholder shall execute and/or deliver such other documents and agreements and take such other actions as are customary, reasonably necessary and mutually acceptable to effectuate the waivers and amendments contemplated by this Section 4, including consenting to any amendments to the Indenture or the entry into of a supplemental indenture to permit the partial redemption of the Remaining Notes.

h.                                      Each Noteholder hereby waives its right to convert any of the principal amount of the Notes into shares of Common Stock pursuant to Article 11 of the Indenture unless and until the date upon which the Company receives a milestone or earn-out payment pursuant to Section 3.2 or Section 3.3 of the APA (or other payment in lieu thereof).

5.                                      REPRESENTATIONS AND WARRANTIES

a.                                      Noteholder Representations and Warranties.  Each Noteholder, severally and not jointly, hereby represents and warrants to the Company that, as of the date hereof, as of the Exchange Date and as of the APA Closing:

i.                                          Such Noteholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by such Noteholder and the consummation by such Noteholder of the transactions contemplated hereby have been duly and validly authorized by its board of directors or other governing body, and/or no other proceedings on its part are necessary to authorize this Agreement or to consummate such transactions.  This Agreement has been duly and validly executed and delivered by such Noteholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against such Noteholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by general principles governing the availability of equitable remedies, and, in the case of Common Pension Fund D, subject to the New Jersey Tort Claims Act (N.J.S.A. 59:1-1 et seq.) and the New Jersey Contractual Liability Act (N.J.S.A. 59:13-1 et seq.) as each may be amended from time to time.

ii.                                       The execution and delivery of this Agreement by such Noteholder does not, and the performance of this Agreement by such Noteholder shall not, (A) conflict with or violate its organizational documents, (B) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which it is a party or by which it is (or the Notes or Preferred Stock owned, beneficially or of record, by it and its affiliates are) bound or affected or (C) result in the creation of a lien or encumbrance on any of the Notes or Preferred Stock owned, beneficially or of record, by it and its affiliates which would affect such Noteholder’s ability to comply with the terms and conditions of this Agreement.

iii.                                    The execution and delivery of this Agreement by such Noteholder does not, and the performance of this Agreement by such Noteholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

iv.                                   Such Noteholder is the beneficial owner or owner of record of the Notes and will transfer and deliver to the Company as and when required under this Agreement valid title to the Exchanged Notes and the Redeemed Notes, each free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, preemptive or similar rights, agreements, limitations on such Noteholder’s voting rights, charges and other encumbrances of any nature whatsoever.

v.                                      Such Noteholder shall receive the Exchange Shares under this Agreement for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution of the Exchange Shares in violation of the Securities Act and the rules and regulations promulgated thereunder.  Such Noteholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Exchange Shares, and is able to bear the economic risk of such investment.

vi.                                   Such Noteholder is a qualified institutional buyer as defined in Rule 144A under the Securities Act or an accredited investor as defined in Rule 501(a) of the Securities Act.

vii.                                Neither such Noteholder nor any of its affiliates or representatives has acted on behalf of the Company or has received any commission or remuneration from the Company in connection with entering into this Agreement or the consummation of the transactions contemplated under this Agreement or the APA.  Neither such Noteholder nor any of its affiliates or representatives (i) was solicited by any person or entity on behalf of the Company to enter into this Agreement or to consummate the transactions contemplated under this Agreement, or (ii) has solicited any other investor in the Company’s Notes to enter into this Agreement or to consummate the transactions contemplated under this Agreement.

b.                                      Company Representations and Warranties.  The Company hereby represents and warrants to such Noteholder that, as of the date hereof, as of the Exchange Date and as of the APA Closing:

i.                                          The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by its board of directors or other governing body, and no other proceedings on its part are necessary to authorize this Agreement or to consummate such transactions.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by general principles governing the availability of equitable remedies.

ii.                                       The transactions contemplated by this Agreement, including the issuance of the Exchange Shares, are duly authorized and upon issuance in accordance with the terms of this Agreement, the Exchange Shares will be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, security interests, liens, claims, pledges, charges, options, rights of first refusal, agreements, limitations on such Noteholder’s voting rights, charges and other encumbrances of any nature whatsoever with respect to the issue thereof with the holders of the Exchange Shares being entitled to the rights and preferences set forth in the Certificate of Designation.  As of the Exchange Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the maximum number of shares of Common Stock issuable upon conversion of the Exchange Shares (assuming for purposes hereof, that the Exchange Shares are convertible at the Conversion Ratio (as defined in the Term Sheet) and without taking into account any limitations on the conversion of the Preferred Shares, if any, set forth in the Certificate of Designation or the Term Sheet).  The shares of Common Stock issuable upon conversion of the Exchange Shares in accordance with the Certificate of Designation will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

iii.                                    The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (A) conflict with or violate its organizational documents, or (B) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which it is a party or by which it is bound or affected.

iv.                                   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except as contemplated in this Agreement, or for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Company of its obligations under this Agreement.

v.                                      Assuming the accuracy of the representations and warranties set forth in Section 5(a), the Exchange Shares (a) will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and (b) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Exchange Shares.  For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Noteholder’s representations and warranties hereunder, the holding period of the Exchange Shares may be tacked onto the holding period of the Exchanged Notes and the Company agrees not to take a position contrary thereto.

vi.                                   There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transactions contemplated hereby.

vii.                                As of their respective filing dates, the Company’s filings with the SEC under the Exchange Act, during the two (2) years prior to the date hereof (the “SEC Documents”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed.

6.                                      COVENANTS.

a.                                      No Transfer.  Each Noteholder acknowledges and agrees prior to (i) the APA Closing and partial redemption of the Remaining Notes pursuant to Section 2.a of this Agreement or (ii) the termination of the APA by either party thereto (the “Legend Removal Date”), not to dispose or attempt to dispose, directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, of any Notes or shares of Preferred Stock owned by it, beneficially or of record, or any right, power, or interest therein, including through any sale, gift, pledge, encumbrance, or creation of a security interest in any Notes or shares of Preferred Stock; provided, that such Noteholder shall be permitted to transfer its interest in any Notes or shares of Preferred Stock to a party that agrees in writing to be bound by the terms and conditions of this Agreement and executes a joinder to this Agreement to that effect.  Each Noteholder hereby agrees and consents to the entry of stop transfer instructions by the Company with the Transfer Agent or the Trustee against the transfer of any Notes or shares of Preferred Stock inconsistent with the terms of this Section 6.a.

b.                                      Compliance with the Securities Act.  Each Noteholder acknowledges and agrees that the Exchange Shares have not been and will not be registered under the Securities Act or any applicable securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration pursuant to Section 4(a)(2) and Regulation D of the Securities Act, and the Company is relying upon the truth and accuracy of, and such Noteholder’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of such Noteholder contained in this Agreement in order to determine the availability of such exemptions and eligibility of Noteholders to acquire the Exchange Shares.

c.                                       Legend.

i.                                          It is understood that certificates evidencing the Exchange Shares may bear the following legend until the Legend Removal Date:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH UNDER AN EXCHANGE AND CONSENT AGREEMENT DATED NOVEMBER 14, 2016.  COPIES OF THIS AGREEMENT CAN BE OBTAINED FROM THE COMPANY UPON REQUEST.”

ii.                                       It is understood that certificates evidencing the Exchange Shares may bear the following legend or any similar legend solely in the event that the applicable Noteholder: (i) has not satisfied the required holding period under Rule 144 (whether through tacking of the holding period of the Exchanged Notes or otherwise) and (ii) is not at the time of the proposed sale or transfer, or during the ninety (90) days immediately preceding such time, an “affiliate” of the Company:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT AND SUCH REGISTRATION STATEMENT REMAINS EFFECTIVE, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COMPANY COUNSEL, STATING THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.”

7.                                      TERMINATION. In the event that (i) the APA is terminated for any reason, (ii) the Asset Purchase and other transactions contemplated under the APA are not consummated on or before January 31, 2017, or (iii) the Company announces its intent to pursue a transaction or a series of transactions alternative to the Asset Purchase and other transactions contemplated under the APA, then all waivers, agreements and covenants of the Noteholders set forth in Section 4.c, Section 4.d, Section 4.e, Section 4.h and Section 6.a will immediately and automatically expire and will have no further force and effect.

8.                                      MISCELLANEOUS.

a.                                      Permission to Disclose.  Each Noteholder hereby agrees and consents to the disclosure by the Company of this Agreement and all transactions contemplated hereunder as required by law, including stock exchange and securities regulations (including on a Form 8-K or proxy statement filed with the Securities and Exchange Commission).  For the avoidance of doubt, any such disclosure shall not identify any Noteholder by name.

b.                                      Specific Performance.  The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

c.                                       Entire Agreement.  This Agreement constitutes the entire agreement between the Company and each Noteholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Company and each Noteholder with respect to the subject matter hereof.

d.                                      Amendment.  This Agreement may not be amended and no other actions may be taken under this Agreement except by an instrument in writing signed by the Company and each Noteholder.

e.                                       Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

f.                                        Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt if delivered personally, upon receipt of a transmission confirmation if sent by electronic transmission or facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice), it being understood and agreed that with respect to Common Pension Fund D, all notices and communications will be made by personal delivery:

If to the Noteholder, to the address specified on Schedule 1 hereto.  With a copy to (which shall not constitute notice):

Brown Rudnick LLP

7 Times Square
New York, NY 10036

Attention: John Storz

Facsimile: (212) 938-2825

E-mail: jstorz@brownrudnick.com

If to the Company, to:

TetraLogic Pharmaceuticals Corporation

343 Phoenixville Pike

Malvern, PA 19355

Telephone: (610) 889-9900

Fax: (610) 889-9994

Attention: General Counsel

with a copy to (which shall not constitute notice):

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Telephone: (610) 640-7825

Fax: (610) 640-7835

Attention: Jeffrey P. Libson, Esq.

g.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state without regard to the principles of conflicts of law of any jurisdiction; provided that, solely with respect to Common Pension Fund D, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the principles of conflicts of law of any jurisdiction.

h.                                      MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH,

RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

i.                                          Consent to Jurisdiction.

i.              Each party to this Agreement, except the Common Pension Fund D: (i) hereby irrevocably submits to the exclusive jurisdiction of the United States courts and New York State courts sitting in Manhattan, New York City, State of New York, for the purposes of any suit, action or proceeding arising out of or related to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 8.i. shall affect or limit any right to serve process in any other manner permitted by law.

ii.             Solely with respect to Common Pension Fund D, litigation related to this Agreement shall be bought in the appropriate courts of the State of New Jersey, and each of the Company and Common Pension Fund D, for purpose of any such litigation, hereby submits to the exclusive jurisdiction and venue of such courts.

j.                                         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission (including .pdf) shall be as effective as delivery of a manually executed counterpart.

k.                                      Fees and Expenses.  Each party shall bear its own expenses, including the fees and expenses of accountants, financial or other advisors or representatives engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby; provided that the Company shall pay the reasonable and documented fees and expenses of one firm of counsel for all Noteholders related to this Agreement, the Certificate of Designation, the issuance of the Preferred Stock and other matters set forth in this Agreement.

l.                                          Survival of Representations, Warranties and Covenants.  The representations and warranties contained in or made pursuant to this Agreement shall survive the closing of the transactions contemplated hereunder without limitation.

m.                                  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors or assigns.

n.                                      Expiration Date.  Notwithstanding any other provision hereof to the contrary, if the Exchange Date with respect to any Noteholder has not occurred by 5:00 p.m. (New York City time) on the thirtieth (30th) day following the date hereof, unless otherwise mutually agreed to by the parties to this Agreement, the nonbreaching party shall have the right to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

[Signature Pages Follow]

The Noteholders and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY

TETRALOGIC PHARMACEUTICALS CORPORATION

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

NOTEHOLDERS

WHITEBOX RELATIVE VALUE
PARTNERS L.P.

By:
Name:
Title:

WHITEBOX MULTI-STRATEGY
PARTNERS L.P.

By:
Name:
Title:

PANDORA SELECT PARTNERS L.P.

By:
Name:
Title:

WHITEBOX GT FUND L.P.

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

LAZARD ASSET MANAGEMENT LLC

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

HIGHBRIDGE CAPITAL
MANAGEMENT, LLC

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

GEODE DIVERSIFIED FUND, a
segregated account of Geode Capital
Master Fund Ltd.

By: Geode Capital Management LP, its
investment manager

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

LINDEN ADVISORS LP

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

NOMURA SECURITIES
INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

TELEMETRY SECURITIES LLC

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

HUDSON BAY CAPITAL
MANAGEMENT LP

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

STATE OF NEW JERSEY COMMON
PENSION FUND D

By:
Name:
Title:

[Signature Page to Exchange and Consent Agreement]

Schedule 1

Noteholders	Aggregate Principal Amount of Notes	Exchanged Notes	Number of Shares of Preferred Stock	Redeemed Notes	Remaining Notes
Whitebox Advisors LLC [Address] [Instructions for issuance of Preferred Stock]
Lazard Asset Management [Address] [Instructions for issuance of Preferred Stock]
Linden Advisors LP [Address] [Instructions for issuance of Preferred Stock]
Nomura Securities International, Inc. [Address] [Instructions for issuance of Preferred Stock]
Telemetry Securities LLC [Address] [Instructions for issuance of Preferred Stock]
Geode Diversified Fund [Address] [Instructions for issuance of Preferred Stock]
Hudson Bay Capital Management LP [Address] [Instructions for issuance of Preferred Stock]
Highbridge Capital Management LLC [Address] [Instructions for issuance of Preferred Stock]
State of New Jersey Common Pension Fund D [Address] [Instructions for issuance of Preferred Stock]
Total	$43,750,000	$2,200,000	12,222,225	$12,000,000	$41,550,000

EXHIBIT A

TERM SHEET

EXECUTION COPY

TETRALOGIC PHARMACEUTICALS CORPORATION

Debt Exchange

November 2, 2016

WHEREAS, concurrently with the execution of an asset purchase agreement (the “APA”) between TetraLogic Pharmaceuticals Corporation, a Delaware corporation (the “Issuer”), and Medivir AB, a company organized under the laws of Sweden (“Medivir”), for the sale of substantially all of the Issuer’s assets relating to the birinapant and SHP-141 (remetinostat) lead molecules to Medivir (the “Medivir Sale”) and as a condition and inducement to its willingness to enter into the APA, the Company has requested that each Noteholder set forth in Schedule I hereto (each, a “Noteholder”) agree, and each of the Noteholders has agreed, to enter into this Term Sheet;

WHEREAS, each Noteholder signatory to this Term Sheet currently owns, beneficially or of record, the aggregate principal amount of 8.00% Convertible Senior Notes due 2019 (the “Notes”) of the Issuer set forth on Schedule I hereto next to such Noteholder’s name, and all rights to interest thereon;

WHEREAS, the Notes listed on Schedule I hereto collectively represent 100% of all issued and outstanding principal amount of the Notes on the date hereof;

WHEREAS, this Term Sheet will become effective only when agreed to, and executed, by holders of 100% in aggregate principal amount of Notes;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and each Noteholder hereby agree as follows:

Note Exchange

To the exchange (the “Exchange”) of $2,200,000 in aggregate principal amount of issued and outstanding Notes (the “Aggregate Converted Amount”) for 12,222,222 newly issued shares of convertible participating preferred stock series A of the Issuer (the “Preferred Stock”), having a liquidation preference of $0.18 per share of Preferred Stock (the “Liquidation Preference”).

Following the Exchange, there will remain $41,550,000 in aggregate principal amount of Notes outstanding (the “Remaining Notes”) plus accrued but unpaid interest thereon. As of October 31, 2016, there is $$1,322,222.49 of accrued and unpaid interest on the Notes.

The specific Aggregate Converted Amount and Remaining Notes of each holder Notes will be as set forth in Schedule I hereto.

Upon issuance of the Preferred Stock, the Aggregate Converted

Amount surrendered for Exchange will be deemed paid in full and canceled.

As soon as practicable following the date hereof and no later than November 14, 2016, the Noteholders shall execute and deliver an Exchange and Consent Agreement (the “Exchange and Consent Agreement”) substantially in the form attached as Exhibit A hereto.

Remaining Notes

The Remaining Notes will remain issued and outstanding in accordance with their terms and governed by the indenture dated June 23, 2014 (the “Indenture”), subject to such amendments and modifications as may be agreed upon by the Noteholders as set forth in and evidenced by a supplemental indenture to become effective on the date of closing of the Medivir Sale (see “Exchange Timing and Mechanics / Supplemental Indenture” below).

Upon the consummation of the Medivir Sale, $12,000,000 (the “Closing Cash Amount”) shall be promptly distributed in cash to the holders of Remaining Notes in partial redemption of $12,000,000 in aggregate principal amount of such Remaining Notes and in priority to any payments to the holders of Preferred Stock or Junior Stock (as defined below).

Restrictions on Transfers of Remaining Notes

Until the consummation of the Medivir Sale, holders of Remaining Notes shall not transfer, directly or indirectly, any such Remaining Notes except to other persons who have agreed to be bound by the terms set forth in this Term Sheet and in the Exchange and Consent Agreement.

Preferred Dividends

The Preferred Stock will entitle its holders to a preferred dividend when, as and if declared by the board of directors of the Issuer (the “Board”), at a rate of 8%. Dividends shall be cumulative, whether or not declared by the Board and shall accrue semi-annually from the date of issuance of the Preferred Stock or from the most recent date on which dividends were paid or provided for.

Dividends on the Preferred Stock shall be payable prior to and in preference to any payment of any dividend or other distribution on stock which ranks junior to the Preferred Stock, including the common stock (collectively, the “Junior Stock”). No dividends or other distributions shall be made on Junior Stock prior to all payments on the Preferred Stock having been made in full.

After all accrued but unpaid dividends have been paid on the

2

Preferred Stock, the holders of Preferred Stock shall also be entitled to any additional dividends or other distributions paid on the common stock by the Issuer in an amount per share of Preferred Stock equal to the amount paid or distributed per share of common stock as if the Preferred Stock had been converted into common stock as provided under “Conversion Rights” below.

Liquidation Rights

Upon (i) a liquidation, dissolution or winding-up of the Issuer, whether voluntary or involuntary, (ii) a merger or consolidation of the Issuer, (iii) a sale, lease or other transfer or disposition of all or substantially all of the assets of the Issuer and/or its subsidiaries (including the Medivir Sale) or (iv) a change of control or other direct or indirect transfer of the Issuer’s securities such that after such transfer a person or group of related persons (other than holders of Notes and their affiliates) would own directly or indirectly 50% or more of the outstanding voting stock of the Issuer (each, a “Liquidation Event”), after (i) taking into account other costs of liquidation and after (ii) all payments on the Remaining Notes have been made in full as provided above, but before (iii) any payment or distribution is made to the holders of Junior Stock, the holders of Preferred Stock shall be entitled to receive out of the assets of the Issuer legally available for distribution an amount per share of Preferred Stock equal to the sum of the aggregate Liquidation Preference of the Preferred Stock plus any accrued but unpaid dividends per share of Preferred Stock as provided under “Preferred Dividends” above (the “Liquidation Amount”).

If, upon consummation of such Liquidation Event, the assets of the Issuer and its subsidiaries are insufficient to make payment in full of the Liquidation Amount to all holders of Preferred Stock, then such assets shall be distributed pro rata among the holders of Preferred Stock based on their respective Liquidation Amount.

If, in any Liquidation Event, the amount of consideration received by the Issuer or its subsidiaries in such Liquidation Event is in the form of milestone payments or earn-outs, such amounts (net of costs of liquidation) shall be promptly distributed to the holders of Preferred Stock as and when received by the Issuer or its subsidiaries until the Liquidation Amount owed to such holders is paid in full.

After the Liquidation Amount has been paid in full on the

3

Preferred Stock, the holders of Preferred Stock shall also be entitled to any additional dividends or other distributions paid on the common stock by the Issuer in an amount per share equal to the amount paid or distributed per share of common stock as if the Preferred Stock had been converted into common stock as provided under “Conversion Rights” below.

Conversion Rights

Each outstanding share of Preferred Stock shall be convertible at any time at the option of the holder thereof and without payment of additional consideration into fully paid and non-assessable shares of common stock. The number of shares of common stock into which each share of Preferred Stock shall initially be convertible (the “Conversion Ratio”) into shall be shall be one (1).

The Conversion Ratio shall be subject to customary adjustments for stock splits, dividends and equity issuances.

Voting Rights

The holders of Preferred Stock will vote on all matters submitted to a vote of the holders of stock of the Issuer, including any vote submitted to a vote of the holders of common stock of the Issuer, in which case they will hold the number of votes equal to the number of shares of common stock into which such shares of Preferred Stock would be converted into if converted as provided under “Conversion Rights” above.

Redemption Rights	There will be no redemption rights on the Preferred Stock.

Covenants

The Certificate of Designations for the Preferred Stock will include restrictions on the ability of the Issuer to do the following without consent of a majority of the issued and outstanding shares of Preferred Stock:

•                  Consummate any Liquidation Event

•                  Incur any indebtedness

•                  Issue any Junior Stock or other equity securities that would be pari passu or senior in right of payment, upon liquidation or otherwise, to the Preferred Stock

•                  Enter into any contract for the consummation of any event above

The Exchange and Consent Agreement will also include restrictions on the ability of any holder to transfer, directly or indirectly, its shares of Preferred Stock prior to the consummation of the Medivir Sale except to other persons who have agreed to be bound by the terms set forth in this Term Sheet and in the Exchange and Consent Agreement.

4

Exchange Timing and Mechanics / Supplemental Indenture

Each Noteholder hereby agrees to: (i) the Exchange upon the individual terms set forth for each such holder on Schedule I, (ii) the consummation of the Medivir Sale (including voting their shares of Preferred Stock in favor of such Medivir Sale), and (iii) the Company’s use of all the Closing Cash Amount received from the Medivir Sale, to pay the outstanding amounts due under the Remaining Notes in the first instance.

Each Noteholder further conditionally agrees to (a) waive any put right for their Notes related to the Medivir Sale or a delisting or suspension of trading of the Issuer’s common stock, (b) waive any right to receive current cash payment of interest on the Remaining Notes on the interest payment date under the Indenture and agree that any interest will continue to accrue until paid, (c) waive any public reporting and other rights under the Indenture, in each case as may be necessary or advisable to give effect to the terms set forth in this Term Sheet and in the Exchange and Consent Agreement, (d) extend the maturity of the Remaining Notes until June 15, 2024, and (e) to execute and/or deliver such other documents and agreements and take such other actions as are customary and reasonably necessary to effectuate the partial redemption of the Remaining Notes contemplated by this Term Sheet, including consenting to any amendment or supplement to the Indenture to permit such partial redemption. The waivers and extensions set forth in clauses (a) through (e) above shall automatically terminate and be of no further force and effect as if they had never been provided if the APA is terminated or the Medivir Sale is not consummated for any reason. Upon the closing of the Medivir Sale, the Noteholders and the Company will enter into a supplement to the Indenture to permanently waive or otherwise amend the Indenture to reflect the matters identified in clauses (a) through (e) above.

Holders of Notes will agree to withdraw the Aggregate Converted Amount of Notes from the facilities of The Depository Trust Company and perform all acts requested by the Issuer or its counsel in connection with the Exchange and other transactions contemplated in this Term Sheet.

Timeline

The Exchange will be consummated and the Preferred Stock issued as soon as practicable following the execution of the Exchange and Consent Agreement and in any event prior to the record date for the shareholders meeting for the approval of the Medivir Sale.

Securities Considerations	The Preferred Stock will be issued in reliance on Section

5

4(a)(2) and Regulation D under the Securities Act of 1933 and will be “restricted” upon issuance.

The Issuer will delist and deregister the common stock as soon as practicable following the execution of the Exchange and Consent Agreement.

Other Unsecured Liabilities

Other unsecured liabilities of the Issuer shall be as set forth in the budget attached as Exhibit B hereto and paid with cash on hand of the Issuer as and when they become payable and in no event later than three (3) business days following the closing of the Medivir Sale. In no event shall the Closing Cash Amount be used by the Issuer to pay such unsecured liabilities. In no event shall the holders of Notes take any action to restrict the payment by the Issuer of such unsecured liabilities with the Issuer’s current available cash on hand.

Professional Fees

The Issuer shall pay the reasonable and documented fees and expenses of one firm of counsel for holders of Notes, related to the exchange of Note, issuance of the Preferred Stock and other matters as set forth in this Term Sheet.

Governing Law	New York Law.

6

The Noteholders and the Company have caused their respective signature pages to this Term Sheet to be duly executed as of the date first written above.

COMPANY

TETRALOGIC PHARMACEUTICALS CORPORATION

By:	/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: CEO

[Signature Page to Term Sheet for Note Exchange]

NOTEHOLDERS

WHITEBOX RELATIVE VALUE PARTNERS L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Term Sheet for Note Exchange]

NOTEHOLDERS

WHITEBOX MULTI-STRATEGY PARTNERS L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Term Sheet for Note Exchange]

NOTEHOLDERS

PANDORA SELECT PARTNERS L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Term Sheet for Note Exchange]

NOTEHOLDERS

WHITEBOX GT FUND L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer and General Counsel

[Signature Page to Term Sheet for Note Exchange]

LAZARD ASSET MANAGEMENT LLC, an investment adviser to certain accounts and pooled investment vehicles it manages

By:	/s/ Gerald B. Mazzari
Name: Gerald B. Mazzari
Title: Chief Operating Officer

[Signature Page to Term Sheet for Note Exchange]

HIGHBRIDGE INTERNATIONAL LLC

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, as Trading Manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT & CONVERTIBLES MASTER FUND, L.P.

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, as Trading Manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

[Signature Page to Term Sheet for Note Exchange]

GEODE DIVERSIFIED FUND

BY: GEODE CAPITAL MANAGEMENT LP, manager

By:	/s/ Jeffrey S. Miller
Name: Jeffrey S. Miller
Title: Chief Operating Officer

[Signature Page to Term Sheet for Note Exchange]

LINDEN ADVISORS LP

By:	/s/ Robert G. Lennon
Name: Robert G. Lennon
Title: Director Legal Research/Analyst

[Signature Page to Term Sheet for Note Exchange]

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Robert Thebault
Name: Robert Thebault
Title: Managing Director

[Signature Page to Term Sheet for Note Exchange]

TELEMETRY SECURITIES LLC

By:	/s/ Dan Sommers
Name: Dan Sommers
Title: Portfolio Manager

[Signature Page to Term Sheet for Note Exchange]

HUDSON BAY MASTER FUND LTD.

BY: HUDSON BAY CAPITAL MANAGEMENT LTD.

By:	/s/ Roy Astrachan
Name: Roy Astrachan
Title: Authorized Signatory

[Signature Page to Term Sheet for Note Exchange]

STATE OF NEW JERSEY COMMON PENSION FUND D

By:	/s/ Christopher McDonough
Name: Christopher McDonough
Title: Director, Division of Investment

[Signature Page to Term Sheet for Note Exchange]

EXHIBIT B TO THE TERM SHEET

BUDGET

TLOG

Shut-down Costs

Estimated as of 10/29/16

(000s)

Severance Proposal - 10/29/16	2,153
Additional payroll for Oct/Nov/Dec	121
Lantium - 60 days notice	[7]
D&O insurance - 3 year tail	490
Shareholder vote	[25]
Legal fees	200
Houlihan monthly and transaction fees	775
Other misc	[50]
BOD fees 4Q16	[75]
AUS R&D tax refund 2016	(50)
Sale of PA R&D tax credits	(150)
DE Franchise tax refund	(36)
3,660

Cash balance at 10/29/16	5,334
Net liabilities at 10/29/16	(152)
Shut-down costs per above	(3,660)
Net remaining cash at closing	1,522

EXHIBIT B

CERTIFICATE OF DESIGNATION

Exhibit B

CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK OF

TETRALOGIC PHARMACEUTICALS CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, TetraLogic Pharmaceuticals Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of up to 25,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1.              Designation. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of Shares constituting such series shall be 12,222,225. The rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock shall be as set forth herein.

2.              Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“APA” means that certain Asset Purchase Agreement by and among the Corporation, TetraLogic Research and Development Corporation, a Delaware corporation (“TetraLogic Research”) and Medivir AB, a company organized under the laws of Sweden (“Medivir”), dated as of November 2, 2016, as may be amended supplemented or modified from time to time.

“Board” has the meaning set forth in the Recitals.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Change of Control” means (a) any sale, lease or transfer or series of sales, leases or transfers of all or substantially all of the assets of the Corporation and its Subsidiaries (including the Medivir Sale); (b) any change of control or other direct or indirect transfer of the Corporation’s securities such that after such transfer a Person or group of related Persons (other than holders of Notes and their respective affiliates) would own directly or indirectly fifty percent (50%) or more of the outstanding voting stock of the Corporation; or (c) any merger, consolidation, recapitalization or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation).

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Corporation” has the meaning set forth in the Preamble.

“Conversion Notice” has the meaning set forth in Section 8.2(a).

“Conversion Price” means initially $0.18, subject to adjustments as provided herein.

“Conversion Ratio” means each Share shall equal the quotient obtained by dividing (x) the Liquidation Amount thereof, by (y) the Conversion price then in effect, which Conversion Ratio shall initially be equal to one (1), subject to adjustment as provided herein.

“Conversion Shares” means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series A Preferred Stock in accordance with the terms of Section 8.

“Date of Issuance” means, for any Share of Series A Preferred Stock, the date on which the Corporation initially issues such Share (without regard to any subsequent transfer of such Share or reissuance of the certificate(s) representing such Share).

“Dividend Payment Date” has the meaning set forth in Section 4.1.

“Excluded Issuances” means any issuance or sale by the Corporation after the Date of Issuance of: (a) shares of Common Stock issued on the conversion of the Series A Preferred Stock; or (b) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the Date of Issuance, provided that such securities are not amended on or after the date hereof to increase the number of shares of Common Stock issuable

2

thereunder, to lower the exercise, conversion or exchange price thereof or to extend the term thereof.

“Junior Securities” means, collectively, the Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock.

“Liquidation” has the meaning set forth in Section 5.1.

“Liquidation Amount” has the meaning set forth in Section 5.1.

“Liquidation Value” means, with respect to any Share on any given date, $0.18 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock).

“Medivir Sale” means the sale of certain assets of the Corporation and TetraLogic Research to Medivir pursuant to the APA.

“Notes” means those certain issued and outstanding 8.00% Convertible Senior Notes due 2019 of the Corporation.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital stock or equivalent equity security is quoted or listed on the principal trading market on which the Common Stock is then listed, if any (or, if so elected by a majority of the then total outstanding Shares of Series A Preferred Stock, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or entity designated by a majority of the then total outstanding Shares of Series A Preferred Stock or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Change of Control, reorganization or recapitalization.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Series A Approval” has the meaning set forth in Section 6.2.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Share” means a share of Series A Preferred Stock.

3

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Successor Entity” means one or more Person or Persons (or, if so elected by a majority of the then total outstanding Shares of Series A Preferred Stock, the Corporation or Parent Entity) formed by, resulting from or surviving any Change of Control, reorganization or recapitalization or one or more Person or Persons (or, if so elected by a majority of the then total outstanding Shares of Series A Preferred Stock, the Corporation or the Parent Entity) with which such Change of Control, reorganization or recapitalization shall have been entered into.

3.              Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank senior to all Junior Securities.

4.              Dividends.

4.1                Accrual and Payment of Dividends. From and after the Date of Issuance of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, semi-annually in arrears at the rate of 8% per annum on the sum of the Liquidation Value thereof plus all unpaid accrued and accumulated dividends thereon. All accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a Liquidation of the Series A Preferred Stock in accordance with the provisions of Section 5; provided, that to the extent not paid on the last day of June and December of each calendar year (each such date, a “Dividend Payment Date”), all accrued dividends on any Share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board and shall remain accumulated, compounding dividends until paid pursuant hereto. All accrued and accumulated dividends on the Shares shall be prior to and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities.

4.2                Participating Dividends. Subject to Section 4.1, in addition to the dividends accruing on the Series A Preferred Stock pursuant to Section 4.1 hereof, if the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation or any of its Subsidiaries of shares of Common Stock for cash, securities or property, but excluding repurchases at cost of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, the Corporation shall simultaneously declare and pay a dividend on the Series A Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted pursuant to Section 8 as of immediately prior to the

4

record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

4.3                Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Shares held by each such holder.

5.              Liquidation.

5.1                Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, winding up or Change of Control of the Corporation (collectively, a “Liquidation”), the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders after (i) taking into account the costs of Liquidation and after (ii) all outstanding payments on the Notes have been made in full, but before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holders, plus all unpaid accrued and accumulated dividends on all such Shares (whether or not declared) (the “Liquidation Amount”).  If, in any Liquidation, the amount of consideration received by the Corporation or its Subsidiaries in such Liquidation is in the form of milestone payments or earn-outs, such amounts (net of costs of Liquidation) shall be promptly distributed first on the Notes until all outstanding amounts due under the Notes are paid in full and then to the holders of Series A Preferred Stock as and when received by the Corporation or its Subsidiaries until the Liquidation Amount owed to such holders is paid in full.

5.2                Miscellaneous.

(a)                Participation With Junior Securities on Liquidation. In addition to and after payment in full of all preferential amounts required to be paid to the holders of Series A Preferred Stock upon a Liquidation under this Section 5, the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to participate with the holders of shares of Junior Securities then outstanding, pro rata as a single class based on the number of outstanding shares of Junior Securities on an as-converted basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining assets and funds of the Corporation available for distribution to its stockholders.

(b)                Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series A Preferred Stock the full preferential amount to which they are entitled under Section 5.1, (i) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to their respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock in the aggregate upon such

5

Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (ii) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

6.              Voting.

6.1                Voting Generally. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written consent of stockholders in lieu of a meeting to the extent permitted by the Corporation’s bylaws, as may be amended and restated from time to time, or otherwise), except as provided by law or by the provisions of Section 6.2 below. In any such vote, each Share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which the Share is or would be without taking into account any limitations or pre-requisites to convertibility as set forth in Section 8, convertible pursuant to Section 7 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) given to the holders of Common Stock in accordance with the Corporation’s bylaws, as may be amended and restated from time to time.

6.2                Other Special Voting Rights. Without the prior written consent of holders of not less than a majority of the then total outstanding Shares of Series A Preferred Stock (a “Series A Approval”), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not take, and shall cause its Subsidiaries not to take or consummate, any of the actions or transactions described in this Section 6.2 (any such action or transaction without such prior written consent being null and void ab initio and of no force or effect) as follows:

(a)                create, or authorize the creation of, any additional class or series of capital stock of the Corporation (or any security convertible into or exercisable for any class or series of capital stock of the Corporation) or issue or sell, or obligate itself to issue or sell, any securities of the Corporation or any Subsidiary of the Corporation (or any security convertible into or exercisable for any class or series of capital stock of the Corporation or any Subsidiary of the Corporation), including any class or series of capital stock of the Corporation that ranks superior to or in parity with the Series A Preferred Stock in rights, preferences or privileges (including with respect to dividends, liquidation, redemption or voting);

(b)                (A) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the Liquidation of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify,

6

alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the Liquidation of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

(c)                 increase or decrease the number of authorized shares of any series of Preferred Stock or authorize the issuance of or issue any share of Preferred Stock;

(d)                other than as contemplated by this Certificate of Designation, amend, alter, modify or repeal the Certificate of Incorporation, this Certificate of Designation or the by-laws of the Corporation, including the amendment of the Certificate of Incorporation by the adoption or amendment of any Certificate of Designation or similar document, or amend the organizational documents of any Subsidiary of the Corporation;

(e)                 incur or issue, or cause any Subsidiary of the Corporation to incur or issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, refinance, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A Preferred Stock;

(f)                  redeem, purchase or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Corporation other than (i) with respect to the Series A Preferred Stock in accordance with this Certificate of Designation and (ii) as provided in Section 5;

(g)                 conduct any business other than (i) taking such specific actions necessary and appropriate or otherwise reasonably related to the exercise and enforcement of the Corporation’s or its Subsidiaries’ rights arising under the APA and other contractual agreements and arrangements to which the Corporation or any of its Subsidiaries is a party or is bound or any of their respective assets is subjected; or (ii) actions reasonably related to the furtherance and or implementation of the transactions contemplated by the APA;

(h)                increase or decrease the size of the Board of Directors of the Corporation;

(i)                    declare bankruptcy, dissolve, liquidate or wind up the affairs of the Corporation or any Subsidiary of the Corporation;

(j)                   effect, or enter into any agreement to effect, a Change of Control except for the Medivir Sale;

(k)                acquire, or cause a Subsidiary of the Corporation to acquire, in any transaction or series of related transactions, the stock or any material assets of another Person, or enter into any joint venture with any other Person;

7

(l)                    sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any assets of the Corporation or any Subsidiary of the Corporation, including the sale, transfer, license, lease, assignment or other disposition of the APA or any of the Corporation’s rights arising thereunder, but excluding the payment of trade payables in the ordinary course and other payments under contractual agreements and arrangements to which the Corporation or any Subsidiary of the Corporation is a party or is bound or any of their respective assets is subjected, including under the APA;

(m)            enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Corporation’s ability to perform its obligations under this Certificate of Designation, including the ability of the Corporation to pay dividends or make any redemption or other liquidation payment required hereunder;

(n)                (A) list any of the Corporation’s securities on any exchange, or (B) register any such under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder) (the “Exchange Act”); and

(o)                agree or commit (in writing or otherwise) to do any of the foregoing.

7.              Redemption.  The Series A Preferred Stock shall not be redeemable.

8.              Conversion.

8.1                Right to Convert. Subject to the provisions of this Section 8, each Share, shall, at the option of each holder of Series A Preferred Stock at any time and from time to time on or after the Date of Issuance, be converted into such number shares of Common Stock as determined by the Conversion Ratio; provided however, that such right may only be exercised during the period commencing on the business day immediately following the later of the date upon which (i) the shares of Common Stock have been deregistered under the Exchange Act, and (ii) the Corporation receives a milestone or earn-out payment pursuant to Section 3.2 or Section 3.3 of the APA (or other payment in lieu thereof).

8.2                Procedures for Conversion; Effect of Conversion

(a)                Procedures for Holder Conversion. In order to effectuate a conversion of Shares of Series A Preferred Stock pursuant to Section 8.1, a holder shall (a) submit a written election to the Corporation that such holder elects to convert Shares, and the number of Shares elected to be converted (a “Conversion Notice”) and (b) if the Shares are certificated, surrender, along with such written election, to the Corporation the certificate or certificates representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder and an agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such

8

certificate, in each case, as soon as practicable following the delivery of such Conversion Notice to the Corporation. The conversion of such Shares hereunder shall be deemed effective as of the date of surrender of such Series A Preferred Stock certificate or certificates or delivery of such affidavit of loss or cancellation of the Shares on the books and records of the registrar for the Shares if the Shares are not certificated. Upon the receipt by the Corporation of a written election and, if applicable, the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder (a) a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 8.1 and, if applicable (b) a certificate in such holder’s (or the name of such holder’s designee as stated in the written election) for the number of Shares of Series A Preferred Stock (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(b)                Effect of Conversion. All Shares of Series A Preferred Stock converted as provided in this Section 8.1 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor.

8.3                Reservation of Stock. The Corporation shall at all times when any Shares of Series A Preferred Stock are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock pursuant to this Section 8, taking into account any adjustment to such number of shares so issuable in accordance with Section 8.5 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of Series A Preferred Stock.

8.4                No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series A Preferred Stock pursuant to Section 8.1 shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof; provided, however, that the Corporation shall not be required to pay any taxes payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a

9

name other than that of the holder of the Shares of Series A Preferred Stock in respect of which such shares are being issued.

8.5                Adjustment to Conversion Ratio. In order to prevent dilution of the conversion rights granted under this Section 8, the Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 8.

(a)                Adjustments for Issuance of Common Stock. Except as provided in Section 8.5(b) and except in the case of an event described in either Section 8.5(c), Section 8.5(d), Section 8.5(e), of Section 8.5(f), if the Corporation shall, at any time or from time to time after the Date of Issuance, issue or sell any shares of Common Stock without consideration or for consideration per share less the Liquidation Amount, then immediately upon such issuance or sale, the Conversion Ratio in effect immediately prior to such issuance or sale shall be reduced (and in no event increased) to a Conversion Ratio to proportionately reflect such issuance of Common Stock. Whenever following the Date of Issuance, the Corporation shall issue or sell any shares of Common Stock, the Corporation shall prepare a certificate signed by an executive officer setting forth, in reasonable detail, the number of shares issued or sold, or deemed issued or sold, the amount and the form of the consideration received by the Corporation and the method of computation of such amount and shall cause copies of such certificate to be mailed to the holders of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder).

(b)                Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Conversion Price or the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock with respect to any Excluded Issuance.

(c)                 Adjustments for Subdivisions or Combinations of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided (by any subdivision, combination of shares or recapitalization, stock dividends, stock splits or otherwise) into a greater number of shares of Common Stock, the Conversion Ratio then in effect for Series A Preferred Stock shall, concurrently with the effectiveness of such subdivision, be proportionately decreased based on the ratio of (A) the total number of shares of Common Stock outstanding immediately prior to such subdivision to (B) the total number of shares of Common Stock outstanding immediately after such subdivision.  In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise into a lesser number of shares of Common Stock, the Conversion Ratio then in effect for the Series A Preferred Stock shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased on the same basis.

(d)                Adjustments for Recapitalization, Reclassification, Exchange and Substitution.  If at any time or from time to time the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class

10

or classes of stock, whether by recapitalization, capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 8.5(a) above), then, concurrently with the effectiveness of such recapitalization, reorganization or reclassification, the Shares of Series A Preferred Stock shall thereafter be convertible into, in lieu of the number of shares of Common Stock which the holders thereof would have been entitled to receive prior to such recapitalization, reorganization or reclassification, a number of shares of such other class or classes of stock equivalent to the number of shares of such other class or classes of stock that a holder of the number of shares of Common Stock into which shares of the Series A Preferred Stock would have been converted immediately before such recapitalization, reorganization or reclassification would have received in connection with such recapitalization, reorganization or reclassification.  In addition, to the extent applicable in any reorganization or recapitalization, provision shall be made so that the holders of shares of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such shares the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of shares of the Series A Preferred Stock immediately prior to such recapitalization or reorganization would have been entitled on such reorganization or recapitalization (but taking into account the relative value of the shares of Common Stock pursuant to such recapitalization or reorganization and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Shares of Series A Preferred Stock immediately prior to the occurrence or consummation of such recapitalization or reorganization).  Upon the occurrence or consummation of any event provided under clause (b) or (c) of the definition of Change of Control, it shall be a required condition to the occurrence or consummation of any such transaction that, the Corporation and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Corporation shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Corporation” under this Certificate of Designation (so that from and after the date of such transaction, each and every provision of this Certificate of Designation referring to the “Corporation” shall refer instead to each of the Corporation and the Successor Entity or Successor Entities, jointly and severally), and the Corporation and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Corporation prior thereto and shall assume all of the obligations of the Corporation prior thereto under this Certificate of Designation with the same effect as if the Corporation and such Successor Entity or Successor Entities, jointly and severally, had been named as the Corporation in this Certificate of Designation.

(e)                 Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after Date of Issuance shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Ratio in effect immediately before such event shall be proportionately reduced as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. Notwithstanding the foregoing

11

(i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding Shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

(f)                  Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Date of Issuance shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 8.5(e) do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

(g)                 Certain Events. If any event of the type contemplated by the provisions of this Section 8.5 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Conversion Ratio and the number of Conversion Shares issuable upon conversion of Shares of Series A Preferred Stock so as to protect the rights of the holder of such Shares in a manner consistent with the provisions of this Section 8; provided, that no such adjustment pursuant to this Section 8.5 shall increase the Conversion Ratio or decrease the number of Conversion Shares issuable as otherwise determined pursuant to this Section 8.

(h)                Certificate as to Adjustment.

(i)                    As promptly as reasonably practicable following any adjustment of the Conversion Ratio, but in any event not later than ten (10) days thereafter, the Corporation shall furnish to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)                 As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of Series A Preferred Stock, but in any event not later than ten (10) days thereafter, the Corporation shall

12

furnish to such holder a certificate of an executive officer certifying the Conversion Ratio then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the Shares of Series A Preferred Stock held by such holder.

9.              Notices.

9.1                In the event:

(a)                that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation’s assets to another Person (other than the Medivir Sale); or

(c)                 of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, and in each such case, the Corporation shall send or cause to be sent to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least twenty (20) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Conversion Shares. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.

13

9.2                Notice Mechanics. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (x) to the Corporation, at its principal executive offices and (y) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 9).

10.       Reissuance of Series A Preferred Stock. Any Shares of Series A Preferred Stock redeemed, converted or otherwise acquired by the Corporation or any Subsidiary of the Corporation shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold or transferred.

11.       Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Corporation and a Series A Approval, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series A Preferred Stock; provided, that no amendment, modification or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders in accordance with this Section 11.

12.       Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation, and will at all times in good faith carry out all of the provisions of this Certificate of Designation and take all action as may be required to protect the rights of the holders of Shares of Series A Preferred Stock.  Without limiting the generality of the foregoing, the Corporation (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of this Certificate of Designation above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of the Shares of Series A Preferred Stock, and (iii) shall, so long as any Shares of Series A Preferred Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Shares of Series A Preferred Stock, the number of

14

shares of Common Stock set forth in Section 8.3 to effect the conversion of the Shares of Series A Preferred Stock then outstanding.

[SIGNATURE PAGE FOLLOWS]

15

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer this    th day of November, 2016.

TetraLogic Pharmaceuticals Corporation

By:
Name: Kevin Buchi
Title: Chief Executive Officer

16